As filed with the U.S. Securities and Exchange Commission on October 9, 2020.

Registration No. 333-249207

United States
Securities and Exchange Commission

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Duddell Street Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	8/F Printing House 6 Duddell Street Hong Kong +852 3468 6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)
	Copies to:
Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000	Howard Zhang Davis Polk & Wardwell LLP 2201 China World Office 2 1 Jian Guo Men Wai Avenue Chaoyang District Beijing, 100004 Tel: +86 10 8567 5000	Joel Rubinstein Elliott Smith White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	20,125,000 Units	$10.00	$201,250,000	$26,122.25
Class A ordinary shares included as part of the units(3)	20,125,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	10,062,500 Warrants	—	—	— (4)
Total			$201,250,000	$26,122.25(5)
(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 2,625,000 units, consisting of 2,625,000 Class A ordinary shares and 1,312,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Duddell Street Acquisition Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-249207) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of the Registration Statement, the signature page to the Registration Statement and filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2*	Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Davis Polk & Wardwell LLP.
5.2*	Opinion of Walkers (Hong Kong), Cayman Islands counsel to the Registrant.
10.1*	Form of Letter Agreement among the Registrant, Duddell Street Holdings Limited and each of the officers and directors of the Registrant.
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement among the Registrant, Duddell Street Holdings Limited and the Holders signatory thereto.
10.4*	Form of Private Placement Warrants Purchase Agreement among the Registrant and Duddell Street Holdings Limited
10.5*	Form of Indemnity Agreement.
10.6*	Promissory Note issued to Duddell Street Holdings Limited.
10.7*	Securities Subscription Agreement between Duddell Street Holdings Limited and the Registrant
23.1*	Consent of Marcum LLP
23.2*	Consent of Davis Polk & Wardwell LLP (included on Exhibit 5.1).
23.3*	Consent of Walkers (Hong Kong) (included on Exhibit 5.2).
24.1*	Power of Attorney (included in the signature page to initial filing of this registration statement).
99.1*	Consent of Marc Holtzman.
99.2*	Consent of Peter Lee Coker Jr.
99.3*	Consent of Bradford Allen.

_______________

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 9th day of October, 2020.

DUDDELL STREET ACQUISITION CORP.

By:	/s/ Allan Finnerty
Name: Allan Finnerty Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name		Position	Date

	*	Chief Executive Officer	October 9, 2020
	Manoj Jain	(Principal Executive Officer)

	/s/ Allan Finnerty	Chief Financial Officer	October 9, 2020
	Allan Finnerty	(Principal Financial and Accounting Officer)

*By:	/s/ Allan Finnerty
Allan Finnerty Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Duddell Street Acquisition Corp., in the City of New York, New York, on the 9th day of October, 2020.

U.S. DULY APPOINTED REPRESENTATIVE COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.